FORM OF NOTICE OF BORROWING


TO: WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Credit Agreement dated as of February 20, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), the Guarantor therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), Wells Fargo Bank, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the

      Lenders, Swingline Lender and L/C Issuer, collectively referred to as the

      "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     Pursuant to Section 2.03(a) of the Credit Agreement, this Notice of Borrowing represents Borrower's request for a Borrowing to be advanced on _____________, 200___ (the "Funding Date") from the Lenders (each to advance in proportion to their respective Syndication Interests) in the aggregate principal amount of _________________________________________ ($_____________)
in [Base Rate] [LIBO Rate for which the initial LIBO Loan Interest Period is requested to be a ______________ (___) month period]. Proceeds of such Borrowing are to be disbursed on the Funding Date in immediately available funds to the Designated Deposit Account at Agent Bank's Main Branch at __________________, _______, Nevada, Account No. _________________.

     Borrower hereby certifies that (i) the representations and warranties contained in Article IV of the Credit Agreement, in each of the Loan Documents and in the Environmental Certificate (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date), shall be true and correct in all material respects on and as of the Funding Date as though made on and as of the Funding Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank; (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will result from the making of the requested Borrowing; (iii) Borrower has and shall have satisfied all conditions precedent under Article III B of the Credit Agreement required to be performed by it on or before the Funding Date (unless otherwise waived pursuant to the terms of the Credit Agreement); (iv) since the date of the most recent audited financial statements referred to in Sections
3.17 and 5.08 of the Credit Agreement, no Material Adverse Change shall have occurred; and (v) the aggregate of all outstanding Borrowings does not (and after giving effect to the requested Borrowing, will not) exceed the Maximum Availability then in effect.


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     Borrower further certifies that as of the Funding Date, without regard to the requested Borrowing:

     A. The Maximum Permitted Balance is                $
                                                         ------------
     B. The Funded Outstandings are                     $
                                                         ------------
     C. The Swingline Outstandings are                  $
                                                         ------------
     D. The total L/C Exposure is                       $
                                                         ------------
     E. Aggregate Outstandings                          $
        (B + C + D)                                      ------------
     F. The Maximum Availability (A minus E) is         $
                                                         ------------

     The Borrower has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ____ day of _____________, 200__.


GOLDEN ROAD MOTOR INN, INC.,
a Nevada corporation



Name:
     --------------------
Title: Authorized Officer

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